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                                                                     Exhibit 3.2



                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        COPELCO CAPITAL FUNDING LLC 99-1



                  This Limited Liability Company Agreement, dated as of February __, 1999, is adopted by Copelco Capital, Inc., a Delaware corporation ("COPELCO"), and Copelco Manager, Inc., a Delaware corporation ("Copelco Manager"), as the Members (the "Members"), and Copelco Manager (in such capacity, the "Manager"), acting as the initial Manager.

                  WHEREAS, the Members and the Manager desire to form a limited liability company pursuant to the terms hereof;

                  NOW, THEREFORE, the Members and the Manager in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby covenant and agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

     Section 1.1. Defined Terms.

                  "Act" means the Delaware Limited Liability Company Act, Delaware Code Title 6, Sections 18-101 et seq., as amended from time to time.

                  "Affiliate" when used with respect to a Person shall mean any other Person controlling, controlled by, or under common control with, such Person.

                  "Agreement" shall mean this Limited Liability Company Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  Assignment and Servicing Agreement" shall mean that certain Assignment and Servicing Agreement dated as of March 1, 1999 between COPELCO and the Company.

                  "Associate" shall mean, with respect to the definition of Independent Person, (1) a corporation or organization of which such Independent Person is an officer, director, member or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities,
(2) any trust or other estate in which an Independent Person serves as trustee or in a similar capacity, or (3) any relative or spouse of an Independent Person, or any relative of such spouse, who has the same home as an Independent Person.
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                  "Capital Contributions" shall mean the amount of cash and the fair market value of property (as determined by the Manager and net of any liabilities to which such property is subject or which is deemed assumed by the Company) contributed to the Company by a Member (or the predecessor holder of the Interest of such Member).

                  "Company" shall mean the limited liability company formed hereby.

                  "COPELCO" shall have the meaning set forth in the preamble to this Agreement.

                  "Dissolution and Termination" shall be deemed to have occurred upon the earlier of the adoption of a plan of liquidation by the Manager and the Members in accordance with this Agreement or the effective date of dissolution in accordance with the Act.

                  "Indemnified Party" means the Members, the Manager, any officer, agent, shareholder, director, employee or incorporator of the Members or the Manager, or any officer, manager, employee, organizer or agent of the Company.

                  "Indenture" shall mean that certain Indenture dated as of March 1, 1999 between the Company, COPELCO and the Trustee.

                  "Independent Director" shall mean a director of the Manager, not less than two (2) in number, who shall not be, and for the continuation of his or her service as Independent Director, is not: (1) a member, stockholder, director, officer, employee, Affiliate, Associate, customer or supplier of, or a Person that has received any benefit in any form whatever from, the Company or any of its Affiliates or Associates, (2) a Person owning beneficially, directly or indirectly, any interest in the Company, or a stockholder, director, officer, employee, Affiliate, Associate, customer or supplier thereof, or a Person that has received any direct economic benefit in any form whatever from, or a Person that has provided any service in any form whatever to, such beneficial owner or any of such beneficial owner's Affiliates or Associates; provided, however, that no Person shall be excluded from qualifying as an Independent Person solely by reason of serving as a director or manager of one or more other Affiliates of COPELCO that are special purpose, bankruptcy remote entities.

                  "Insolvency Event" shall mean with respect to a Member: (i) the entry of a decree or order by a court or agency for a receiver or liquidator for such Member, in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of such Member's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; (ii) the consent by such Member to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Member or of or relating to substantially all of such Member's property; or (iii) such Member shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage



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of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

                  "Interest" shall mean the Members' ownership interest in the Company.

                  "Manager" shall initially have the meaning set forth in the preamble to this Agreement, and thereafter, as applicable, shall mean the Person selected by the Members pursuant to Section 5.1 as the manager) of the Company.

                  "Members" shall initially have the meaning set forth in the preamble to this Agreement. Thereafter, "Member" shall mean a Person admitted as a member of the Company as provided under Section 18-301 of the Act.

                  "Net Cash Flow" shall mean, as of any date, any and all amounts received by the Company on or before such date (other than Capital Contributions), less (i) amounts previously distributed under Section 4.1, (ii) unpaid costs and accrued expenses pursuant to Section 4.2 and (iii) all other cash expenditures made by or on behalf of the Company.

                  "Person" shall mean any individual, partnership, corporation, trust, limited liability company, association, joint venture, estate, governmental entity or other legal person.

                  "Secretary" means the Secretary of State of Delaware.

                  "Trustee" shall mean Manufacturers and Traders Trust Company, as Trustee under the Indenture.

                                   ARTICLE II
                                   DEFINITIONS

     Section 2.1 Formation of Limited Liability Company. The Members have resolved to form a limited liability company (the "Company") pursuant to the Act. For that purpose, COPELCO has caused a Certificate of Formation to be executed and filed with the Secretary. Each Person from time to time serving as a Manager or as an agent of the Manager shall be, and hereby is, designated as an "authorized person" within the meaning of Section 18-204 of the Act, and is authorized and empowered to execute certificates to be filed with the Secretary under the Act. The Manager may assign, in writing, titles (including, without limitation, President, Vice President, Secretary and Treasurer) to any such person. Unless the Manager withholds the same in such written assignment of title or the delegation is otherwise precluded by this Agreement, if the title is commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the power, authority and duties that are normally associated with that office. Each of the Members shall be, and hereby is, admitted as a member of the Company, and each of the Members' Interest in the Company shall be, and hereby is,


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authorized and issued. The Company is authorized to issue 1000 Membership
Interests of which 99 such units have been issued to COPELCO and 1 unit has been issued to Copelco Manager. All Membership Interests in the Company may be evidenced by a certificate of limited liability company interest issued by the Company. Nothing contained herein shall preclude the Members from pledging its Membership Interests to the Trustee. Notwithstanding anything to the contrary herein, no Membership Interest may be issued or transferred to (i) an "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to Title I of ERISA, (ii) a "plan" (within the meaning of Section 4975 (e)(1) of the Internal Revenue Code of 1986, as amended (the "Code")) that is subject to Section 4975 of the Code, or (iii) any person acting on behalf of or investing the assets a plan described in (i) or (ii).


     Section 2.2. Company Name and Principal Office. The name of the Company shall be "COPELCO CAPITAL Funding LLC 99-1". The Manager shall have the power and authority and is hereby authorized and empowered, at any time to change the name of the Company. The principal business and chief executive office of the Company shall be 700 East Gate Drive, Mount Laurel, New Jersey 08054. The business of the Company may also be conducted at such additional place or places as the Members may determine.

     Section 2.3. Office of and Agent for Service of Process. The registered office of the Company in Delaware shall be maintained at Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805-1297. The Company's agent for service of process at such address shall be Corporation Service Company. The Manager shall have the power and the authority, and is hereby authorized and empowered to change, at any time and from time to time, the location of such registered office and/or such registered agent upon compliance with the Act.

     Section 2.4. Term. The Company has been formed and shall commence on the date the Certificate of Formation was filed with the Secretary, namely December 29, 1998. The Company shall have a perpetual existence until cancellation of the Company's Certificate of Formation.

     Section 2.5. Purpose of Company. The purpose to be conducted or promoted by the Company is to engage in the following activities:

                  (a) to acquire and own lease contracts of healthcare, manufacturing and business equipment (together with all accessories, additions, repairs and parts constituting a part thereof and all accessions thereto, the "Equipment"), the monies due thereunder, the Equipment and interests therein, insurance policies related thereto or rights to receive the proceeds thereof, and other related rights and assets, and beneficial interests in any or all of the foregoing (collectively, "Assets");

                  (b) to acquire, own, hold, service, lease, re-lease, transfer, sell, assign, pledge, invest, lend and otherwise deal with Assets and interests in Assets, cash, marketable securities, deposit or investment accounts, demand notes and any proceeds or further rights associated with any of the foregoing;

                  (c) to issue and sell notes collateralized by any or all of the Assets pursuant to the Indenture;


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                  (d) to hold and enjoy all of the rights and privileges as the owner or otherwise of the Assets;

                  (e) to enter into, execute, deliver and perform its obligations under the Assignment and Servicing Agreement, the Indenture or other agreement related to the Assets (the "Securitization Agreements");

                  (f) to enter into and perform obligations under any intercompany services agreement or management agreement with the Members, the Manager or any affiliate of either thereof; and

                  (g) to engage in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

                  The Company shall have the power and authority, and is hereby authorized and empowered, to engage in the activities set forth in this Section 2.5, and activities that are required or convenient for the performance of any of its obligations pursuant to any of the agreements to which it is a party referred to in this Section 2.5 and other activities approved in accordance with
Section 5.5.

     Section 2.6. Addresses of the Members and the Manager. The addresses of the Members and the Manager are set forth in EXHIBIT A.

     Section 2.7. Exclusivity. No Person may be admitted to the Company as an additional or substitute member, except as expressly set forth in this Agreement.

                                  ARTICLE III
                              CAPITAL CONTRIBUTIONS

     Section 3.1. Contributions. The Members shall contribute concurrently with the execution of this Agreement or has already contributed such amount as is represented by the property described in EXHIBIT B as its Capital Contribution to the Company. Such contribution is an absolute transfer and assignment of such property to the Company, without recourse or warranty. The Manager has not made and shall not make any Capital Contributions to the Company.

     Section 3.2. Additional Contributions. The Members shall have no obligation to make additional contributions after the date hereof, but may elect to do so from time to time.


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                                   ARTICLE IV
                                  DISTRIBUTIONS

     Section 4.1. Distributions of Net Cash Flow. Distributions of Net Cash Flow shall be made to the Members by the Manager at such times and in such amounts as determined by the Manager, provided such distributions are not prohibited by any agreement to which the Company is a party or the Act.

     Section 4.2. Expenses of the Company. The Company shall pay all costs and expenses incurred in connection with the Company's affairs (or shall reimburse the Manager for having incurred any such out-of-pocket expenses), including, without limitation, all expenses of conducting the business of the Company. The obligation to pay such costs and expenses shall be limited to the available assets of the Company.

                                   ARTICLE V
                                   MANAGEMENT

     Section 5.1. Manager. (a) The Members shall appoint the Manager and hereby appoint the Copelco Manager as the initial Manager.

                  (b) The Manager, without the approval or authorization of any Member, shall have full and exclusive management and control of the business and affairs of the Company, including, without limitation, the power and authority to appoint Persons to act on behalf of the Company, to hire employees and agents and appoint officers to perform such functions as from time to time shall be delegated to such employees, agents, and officers by the Manager and to determine the compensation of any employees, agents and officers of the Company or to delegate some or all compensation decisions to officers or employees of the Company. Except as otherwise expressly provided in this Agreement, in the event that more than one (1) Manager is appointed and acting in such capacity at any time, the Manager shall in all cases act as a group, with a majority vote or majority consent of the Managers then in office required to take any action. The Manager) may adopt such rules and regulations for the conduct of their meetings and the management of the Company not inconsistent with this Agreement and the Act.

                  (c) There shall be no change of Manager without prior confirmation from Moody's Investor Service, Inc., Duff & Phelps Credit Rating Co. and Fitch IBCA, Inc. that such change will not result in either a downgrade or withdrawal of the then current ratings of the outstanding notes issued by the Company.

     Section 5.2. Resignation. The Manager may resign at any time by giving written notice to the Members; provided that the Manager may resign only after
(a) a successor Manager meeting the requirements and having similar restrictions in its certificate or other charter documents as the resigning manager and meets the requirements set forth in Section 5.1 and (b) the successor Manager has executed a counterpart to this Agreement and has assumed the duties and obligations of the resigning Manager.


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     Section 5.3.  Removal. Any Manager may be removed with or without cause by the Members by written notice to the Manager being removed at any time. Such removal shall become effective only upon acceptance of appointment by a successor Manager meeting the requirements set forth in Section 5.1.

     Section 5.4. Compensation. The Manager shall receive such compensation as shall from time to time be determined by the Members and shall be reimbursed by the Company for any reasonable out-of-pocket expenses incurred by the Manager on behalf of the Company.

     Section 5.5. Limitation on Actions. Notwithstanding any other provision of this Agreement and, to the fullest extent permitted by law, any provision of law that otherwise so empowers the Manager, the Manager shall not have the power or authority, and shall not be authorized or empowered, without the prior written unanimous consent of all of the Manager and the prior written consent of all of the Members, and any consent of any third party required under any agreement(s) referred to in Section 2.5, to cause the Company to do any of the following:

                  (a) engage in any business or activity, including, without limitation, the incurrence of any indebtedness, other than described in Section
2.5 or amend, alter, change or repeal Section 2.5 of this Agreement hereto or this Section 5.5;

                  (b) incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than (i) indebtedness incurred or guaranteed pursuant to transactions set forth in Section 2.5 in connection with the issuance and sale of the notes referred to in Section 2.5(c) and the performance of its obligations under the agreements referred to in Section 2.5; and (ii) indebtedness incurred in the ordinary course of the business of the Company;

                  (c) consolidate, convert or merge with or into any other Person or convey or transfer all or substantially all of its properties and assets to any other Person except as permitted by or in compliance with the provisions of the agreement(s) referred to in Section 2.5; or

                  (d) dissolve or liquidate, in whole or in part, except as set forth in Article IX, file a voluntary petition that commences a case under Title 11 of the United States Code (or any successor statutes) with respect to the Company, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, relief under any applicable Federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of the property of the Company, or make any assignment for the benefit of creditors, or admit in writing its inability to pay the debts of the Company generally as they become due, or take action in furtherance of any of the foregoing.


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     Section 5.6.  Conduct of Business. The Company shall conduct its affairs in accordance with the following provisions:

                  (a) it shall maintain separate records and books of account from those of any direct or ultimate parent of any Affiliate and any other Person;

                  (b) it shall not commingle the Company's assets with those of any Affiliate;

                  (c) its Members shall hold meetings, as appropriate to authorize all action on behalf of the Company and observe all other organizational formalities of the Company;

                  (d) it shall not become involved in the day to day management of any Affiliate;

                  (e) it shall operate so as not to be substantively consolidated with any Affiliate;

                  (f) it shall maintain its assets separately from those of any Affiliate or any other Person (including through the maintenance of a separate bank account);

                  (g) it shall hold itself out as a separate entity from any Affiliate and shall conduct business in its own name on its own stationary;

                  (h) it shall not act as the agent of any Affiliate;

                  (i) it shall pay its own expenses from its own funds, including fairly allocating expenses shared with an affiliate;

                  (j) it shall maintain adequate capital in light of its contemplated business activities; and

                  (k) it shall ensure that any financial transaction between the Company and any of its affiliates shall be on commercially reasonable terms.

     Section 5.7. Binding Authority. Only the Manager (and any officers appointed pursuant to Section 2.1 hereof) shall have the power and authority (subject to the terms and conditions of this Agreement) to bind the Company.

                                   ARTICLE VI
                          OBLIGATIONS AND/OR RIGHTS OF
                           THE MEMBERS AND THE MANAGER

     Section 6.1. Liability of the Members and the Manager. Neither the Members nor the Manager shall be personally liable for any of the debts, liabilities, contracts or other


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obligations of the Company solely by reason of being a Members or a Manager of the Company.

     Section 6.2.  No Management Responsibility. The Members shall not take part in the management of the business or the affairs, or transact any business for, the Company, except to the extent that its approval or consent is expressly required under this Agreement for the taking of any actions by or on behalf of the Company.

     Section 6.3. No Authority to Act. The Members shall not have the authority to act on behalf of or bind the Company.

                                  ARTICLE VII
                                 INDEMNIFICATION

     Section 7.1. Exculpation and Indemnification of the Members and the Manager. (a) No Indemnified Party shall be liable to the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Party in connection with any matter arising from, or related to, or in connection with this Agreement or the Company's business or affairs; provided, however, that the foregoing shall not eliminate or limit the liability of any Indemnified Party if a judgment or other final adjudication adverse to the Indemnified Party establishes that the Indemnified Party's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the Indemnified Party personally gained a financial profit or other advantage to which the Indemnified Party was not legally entitled.

                  (b) The Company shall, to the fullest extent permitted by the Act, indemnify and hold harmless, and advance expenses to, each Indemnified Party against any losses, claims, damages or liabilities to which the Indemnified Party may become subject in connection with any matter arising from, related to, or in connection with, this Agreement or the Company's business or affairs; provided, however, that no indemnification may be made to or on behalf of any Indemnified Party if a judgment or other final adjudication adverse to the Indemnified Party establishes (i) that the Indemnified Party's acts or omissions giving rise to such losses, claims, damages or liabilities were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (ii) that the Indemnified Party personally gained a financial profit or other advantage to which the Indemnified Party was not legally entitled; provided, further, that such indemnification shall be subject to the terms of, and shall be subordinate to the obligations (if any) payable under, the agreements referred to in Section
2.5 to which the Company is a party.

                  (c) Notwithstanding anything else contained in this Agreement, the indemnity obligations of the Company under paragraph (b) above shall:

                   (i) be in addition to any liability that the Company may otherwise have;


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                   (ii) inure to the benefit of the successors, assigns, heirs and personal representatives of each Indemnified Party; and

                   (iii) be limited to the assets of the Company.

                  (d) This Article VII shall survive any termination of this Agreement and the dissolution of the Company.

                                  ARTICLE VIII
                      TRANSFERABILITY OF MEMBER'S INTERESTS

     Section 8.1. Restriction on Transfer. No Member may sell or otherwise transfer its Interest unless such transfer is: (i) involuntary, (ii) by operation of law, (iii) is not prohibited by any agreement referred to in
Section 2.5 hereof or (iv) is expressly permitted pursuant to Section 2.1 hereof.

     Section 8.2. Transfer for Security. Except (i) as otherwise permitted pursuant to Section 2.1 hereof, or (ii) as permitted by or in compliance with the provisions of the agreements referred to in Section 2.5, no Member may pledge, mortgage or otherwise hypothecate all or any part of its right, title and interest in distributions to be received from the Company.

                                   ARTICLE IX
                           DISSOLUTION AND LIQUIDATION

     Section 9.1. Dissolution. The Company shall be dissolved and its affairs shall be wound up solely upon the occurrence of any of the following events:

                  (a) the happening of any event that makes it unlawful to carry on the business of the Company;

                  (b) judicial dissolution pursuant to the Act; or

                  (c) subject to the requirements of each agreement referred to in Section 2.5 to which the Company is a party, the Company is dissolved by the unanimous written consent of the Manager) and the Members as provided in Section
5.5. Neither the Members acting alone or the Members acting with less than all of the Manager (if more than one (1) is appointed pursuant to Section 5.1 of this Agreement) shall have the power or authority, to dissolve the Company and wind up its affairs; or

                  (d) there is no Member.

     Section 9.2. Continuation of Company. In the event of the dissolution, bankruptcy or Insolvency Event of the Members, the Company shall continue and shall not dissolve, but Copelco Financial Services Group, Inc., or any other entity designated by Copelco Financial Services Group, Inc., shall, effective immediately prior to the happening of such event, be admitted as a Member of the Company, but shall not have


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any Membership Interest or any portion thereof. The Manager shall not have the power or authority to dissolve the Company pursuant to Section 18-801(b) of the Act.

     Section 9.3. Winding Up and Liquidation of the Company. Upon dissolution, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of creditors and the Members. In so doing, a full accounting of the assets and liabilities of the Company shall be taken and the Company's assets shall be distributed as promptly as possible as hereinafter provided:

                  (a) to the payment (or the making of reasonable provision for the payment) of such debts and liabilities of the Company (or reserves therefor), including any necessary expenses of liquidation, except any debts, liabilities and loans that may be due to the Members, in the order of priority as provided by law; and

                  (b) to the payment (or the making of reasonable provision for the payment) of any debts and liabilities that may be due to the Members and to the payment (or the making of reasonable provision for the payment) of the unpaid principal balance and the interest accrued thereon on loans, if any, made by the Members to the Company.

All of the assets of the Company shall be distributed on dissolution.

                                   ARTICLE X
                                POWER OF ATTORNEY

     Section 10.1. Manager as Attorney-In-Fact. Subject, at all times and in all cases to the provisions of Section 5.5, each of the Members hereby makes, constitutes, and appoints the Manager, with full power of substitution and resubstitution, its true and lawful attorneys-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file, and record (a) all limited liability company certificates, assumed name or similar certificates, and other certificates and instruments (including counterparts of this Agreement) which the Manager deems necessary in its reasonable discretion to be filed by the Company under the laws of the State of Delaware or any other state or jurisdiction in which the Company is doing or intends to do business; (b) any and all amendments or changes to the instruments described in clause (a), as now or hereafter amended, which the Manager may deem necessary in its reasonable discretion to effect a change or modification of the Company in accordance with the terms of this Agreement, including, without limitation, amendments or changes to reflect any amendments adopted by the Members in accordance with the terms of this Agreement; (c) all certificates of cancellation and other instruments which the Manager deems necessary in its reasonable discretion to effect the dissolution and termination of the Company pursuant to the terms of this Agreement; and (d) any other instrument which is now or may hereafter be required by law to be filed on behalf of the Company or is deemed necessary by the Manager in its reasonable discretion to carry out fully the provisions of this Agreement in accordance with its terms. Each of the Members authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall reasonably consider necessary in connection with any of the


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foregoing, hereby giving such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with the foregoing as fully as the Members might or could do personally, and hereby ratifying and confirming all that any such attorneys-in-fact shall lawfully do or cause to be done by virtue thereof or hereof.

     Section 10.2. Nature of Special Power. The power of attorney granted pursuant to this Article X:

                  (a) is a special power of attorney coupled with an interest and is irrevocable;

                  (b) may be exercised by all such attorney-in-fact by identifying the Members executing any agreement, certificate, instrument or other document with the signature of a duly authorized officer of such attorneys-in-fact for such Members; and

                  (c) shall not be affected by and shall survive the bankruptcy, insolvency, dissolution, disability, incapacity or cessation of existence of the Members and shall survive the delivery of an assignment by the Members of its interest in the Company, except that where an assignee of the Members is admitted as a substituted Members, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling all such attorney-in-fact to effect such substitution.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

     Section 11.1. Notices. Any notices or communications hereunder shall be in writing, and may be either delivered personally (which shall include deliveries by courier), by facsimile transmission or mailed, postage prepaid, by certified or registered mail, return receipt requested, directed to the parties at their respective addresses or fax numbers set forth in EXHIBIT A. Any party hereto may designate a different address to which notices and demands shall thereafter be directed by written notice given in the same manner and directed to the Company at its office hereinabove set forth.

     Section 11.2. Amendments. This Agreement shall be amended only by the written consent of the Members and the Manager; provided, however, that this
Section 11.2 and Sections 5.1, 5.2 and 5.4 may not be amended

     Section 11.3. Headings. The headings of the various Articles and Sections herein are for the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     Section 11.4. Severability. If any one or more of the provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Agreement and


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shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 11.5. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.6. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     Section 11.7. Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

     Section 11.8. Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings and contemporaneous agreements and understandings pertaining thereto.

                  IN WITNESS WHEREOF, this Limited Liability Company Agreement has been executed as of the date first above written.

                                 COPELCO CAPITAL, INC., as a Member



                              By:________________________________________
                                  Nicholas Antonaccio
                                  Vice President, Chief Financial Officer
                                    and Treasurer



                                  COPELCO MANAGER, INC., as a
                                  Member and the Manager



                              By:________________________________________
                                  Stephen Shippie
                                  Vice President



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
                                    EXHIBIT A

                    ADDRESSES OF THE MEMBERS AND THE MANAGER



Copelco Capital, Inc., as a Member
One International Boulevard
Mahwah, New Jersey  07430




Copelco Manager, Inc., as a Member and the Manager
700 East Gate Drive
Mt. Laurel, New Jersey 08054



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
                                   EXHIBIT "B"

                         CAPITAL CONTRIBUTION OF MEMBERS




Copelco Capital, Inc.:                                              [$ 990.00]
Copelco Manager, Inc.:                                               [$ 10.00]


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